UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2004

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE, Redmond, Washington	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 702-8808

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

As of September 30, 2004, Concur Technologies, Inc. (“Concur”) entered into a lease agreement with BTC U.S. L.L.C. (“Landlord”) for office space located at 18400 N.E. Union Hill Road, Redmond, Washington (the “Lease”). Concur’s purpose for entering into the Lease is to relocate its current corporate headquarters to the new office space located at 18400 N.E. Union Hill Road, Redmond, Washington, which it anticipates will be completed for occupancy in May 2005.

Under the Lease, which provides for an eight-year term with an option to renew the lease for an additional five years, Concur will occupy approximately 100,000 square feet of currently unoccupied space and pay Landlord the following base rent in addition to other usual and customary expenses: (i) approximately $70,833 per month for the first two years of the Lease, (ii) approximately $91,616 per month for the third and fourth years of the Lease, (iii) approximately $99,945 per month for the fifth and sixth years of the Lease, and (iv) approximately $108,273 per month for the seventh and eighth years of the Lease. The Lease will expire eight years after the lease commencement date, unless renewed or extended pursuant to its terms.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See response under Item 1.01 above.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2004	CONCUR TECHNOLOGIES, INC.

	By:	/s/ John F. Adair
John F. Adair, Chief Financial Officer

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